UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2017 (July 25, 2017)

QUINTILES IMS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35907	27-1341991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4820 Emperor Blvd., Durham, North Carolina 27703

and

83 Wooster Heights Road, Danbury, Connecticut 06810

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (919) 998-2000 and (203) 448-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2017, the Board of Directors (the “Board”) of Quintiles IMS Holdings, Inc. (the “Company”) appointed Colleen A. Goggins to the Board, effective immediately. Ms. Goggins will serve as a Class II director. The Board determined that Ms. Goggins satisfies the NYSE definition of “independent director.”

In connection with her election to the Board, Ms. Goggins entered into the Company’s standard indemnification agreement with non-management directors, a copy of which is filed as Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on October 3, 2016 and is incorporated herein by reference. Ms. Goggins will participate in the non-employee director compensation arrangements established by the Company for non-employee directors, as described under “Director Compensation” in the Company’s proxy statement dated February 22, 2017 for its 2017 annual meeting of stockholders.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release announcing the appointment of Ms. Goggins, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release regarding appointment of a new director dated July 25, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2017	QUINTILES IMS HOLDINGS, INC.

	By:	/ s/ James H. Erlinger III
James H. Erlinger III
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release regarding appointment of a new director dated July 25, 2017.